Exhibit 99.1

CatchMark Timber Trust Announces Proxy Advisory Firms Glass Lewis and ISS Recommend Stockholders Vote “FOR” Proposed Merger of CatchMark with PotlatchDeltic Corporation

ATLANTA, Sept. 6, 2022—(PRNewswire)—CatchMark Timber Trust, Inc. (NYSE: CTT) (“CatchMark” or the “Company”) announced today that independent proxy advisory firms Glass, Lewis & Co. (“Glass Lewis”) and Institutional Shareholder Services Inc. (“ISS”) have recommended that the Company’s stockholders vote “FOR” the previously announced merger of the Company with PotlatchDeltic Corporation (NASDAQ: PCH) (“PotlatchDeltic”) at the Company’s upcoming Special Meeting of Stockholders (the “Special Meeting”) scheduled for September 13, 2022 at 10:00 a.m., Eastern Time.

As previously announced, the Company, PotlatchDeltic and certain of their respective subsidiaries have entered into a definitive merger agreement (the “Merger Agreement”), pursuant to which CatchMark will merge with and into a wholly owned subsidiary of PotlatchDeltic. Under the terms of the Merger Agreement, among other things, each outstanding share of CatchMark Class A common stock (other than certain shares to be cancelled in accordance with the terms of the Merger Agreement) will be automatically converted into the right to receive 0.230 shares of PotlatchDeltic common stock.

CatchMark’s Board of Directors recommends that you vote “FOR” the proposed merger.

All stockholders of record as of the close of business on August 10, 2022 are entitled to vote at the Special Meeting.

The Company’s stockholders are reminded that their vote is extremely important, no matter how many shares they own. To follow the recommendations of Glass Lewis, ISS and our Board of Directors, stockholders should vote “FOR” the proposed merger.

If you have any questions about the Special Meeting or need assistance voting your shares, please contact CatchMark’s proxy solicitor, D.F. King & Co., Inc., by email at CTT@dfking.com or by phone at (800) 848-3410.

About CatchMark Timber Trust, Inc.

CatchMark owns prime timberlands located in the nation’s leading mill markets, seeking to capture the highest value per acre and to generate sustainable yields through disciplined management and superior stewardship of its exceptional resources. Headquartered in Atlanta and focused exclusively on timberland ownership and management, CatchMark began operations in 2007 and owns interests in approximately 350,000 acres* of timberlands located in the U.S. South. For more information visit www.catchmark.com.

*	As of June 30, 2022

Important Additional Information about the Proposed Transaction

This communication is being made in respect of the proposed merger transaction involving PotlatchDeltic and CatchMark. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. In connection with the proposed transaction, PotlatchDeltic filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that was declared effective on August 10, 2022 that constitutes a prospectus of PotlatchDeltic and a proxy statement of CatchMark. CatchMark filed the proxy statement/prospectus with the SEC on August 10, 2022 and mailed it to its stockholders commencing August 12, 2022. The proxy statement/prospectus related to the proposed merger contains important information about PotlatchDeltic, CatchMark, the proposed transaction and related matters. Investors are urged to carefully read the proxy statement/prospectus and other documents filed or to be filed with the SEC (or incorporated by reference into the proxy statement/prospectus) in connection with the proposed merger. Investors may obtain free copies of the proxy statement/prospectus and other documents through the website maintained by the SEC at www.sec.gov. In addition, investors are able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by the parties on PotlatchDeltic’s website at www.potlatchdeltic.com (which website is not incorporated herein by reference), for documents filed with the SEC by PotlatchDeltic, or on CatchMark’s website at www.catchmark.com (which website is not incorporated herein by reference), for documents filed with the SEC by CatchMark.

Participants in the Solicitation

PotlatchDeltic and CatchMark and their respective directors and officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from stockholders of CatchMark in connection with the merger transaction. Certain information about the directors and executive officers of PotlatchDeltic is set forth in its Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on February 17, 2022, its proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on March 29, 2022, and the proxy statement/prospectus filed with the SEC on August 10, 2022. Certain information about the directors and executive officers of CatchMark is set forth in its Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on March 3, 2022, its proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on April 15, 2022, and the proxy statement/prospectus filed with the SEC on August 10, 2022. You can obtain free copies of these documents from PotlatchDeltic and CatchMark as described above.

Cautionary Statement Regarding Forward Looking Statements

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, are forward-looking statements that contain our current expectations about future results. These forward-looking statements are based on certain assumptions and expectations made by the Company, which reflect our management’s experience, estimates and perception of historical trends, current conditions and anticipated future developments. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or anticipated in the forward-looking statements. When considering these forward-looking statements, you should also keep in mind the risk factors and other cautionary statements found in the Company’s respective filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2021, as amended, and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this release. The Company claims the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.

Contacts

Investors:	Media:

Ursula Godoy-Arbelaez	Mary Beth Ryan, Miller Ryan LLC

(855) 858-9794	(203) 268-0158

info@catchmark.com	marybeth@millerryanllc.com